EXHIBIT 5.0


                         Assignment         GSEN3.0-001
                      FOR GOOD AND VALUABLE CONSIDERATION,

         I, Muriel Kaiser residing at 10110 Boynton Place Circle, Boynton Beach, Florida 33437 do hereby sell, assign and transfer unto R-Tec, Inc. a corporation organized under the laws of the State of NEW JERSEY and having an address for service at P.O. Box 70, Allamuchy, New Jersey 07820 herein sometimes called "ASSIGNEE," the entire right, title and interest, together with all rights of priority, in and to the invention for


COMPOSITION FOR THE DETECTION OF ELECTROPHILIC GASES AND METHODS OF USE THEREOF

as described and/or claimed in the Letters Patent of the United States of America, #5 783 110, issued July 21, 1998, based on Serial No. 08/837355 filed April 17, 1997 which was assigned to me by mesne assignments and as described and/or claimed in any and all applications for Letter Patent based thereon including divisions, continuations and reissues thereof as well as all foreign counterparts thereof together with all Letters Patent issuing on any of the aforesaid applications for Letters Patent, the same to be held and enjoyed by ASSIGNEE, its successors, assigns or other legal representatives, to the full ends of the terms of all said Letter Patent therefor which may be granted.

         And I Hereby Authorize Assignee to make applications for and to receive Letters Patent for said invention in any countries in its owns name, or in my name, at its election.

         And I Hereby Covenant and Agree that I will execute or procure any further necessary assurance of title to said invention and any Letters Patent which may issue therefor and that I will, at any time, upon the request and at the expense of ASSIGNEE deliver any testimony in any legal proceedings and execute all papers that may be necessary or desirable to perfect the title to said invention or any Letters Patent which may be granted therefor in ASSIGNEE, its successors, assigns, or other legal representatives, and that I will, at any time, upon the request and at the expense of ASSIGNEE execute any continuations, divisions, reissues, or any other additional applications for Letters Patent for said invention or any part or parts thereof, all of which applications and any letters Patent issuing thereon are hereby assigned to ASSIGNEE, and will make all rightful oaths, and do all lawful acts requisite for procuring the same therein, without further compensation, but at the expense of ASSIGNEE, its successors, assigns or other legal representatives.

         I covenant with said assignee, its successors, assigns and legal representatives, that the rights and property herein conveyed are free and clear of any encumbrance, and that I have full right to convey the same herein expressed.




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         And I Hereby  Authorized  and Request the  Commissioner  of Patents and
Trademarks to issue any and all Letters Patent of the United States for said invention, resulting from any of the aforesaid applications to said as sole assignee.

         Witness My hand and seal this . . . . . . day of November 1998



                                                               /s/Muriel Kaiser
                                                               ----------------
                                                               Muriel Kaiser



                                 Acknowledgment

State of Florida    )
                    )ss.:
County of Palm Beach)

         On this 2 day of November 1998, Muriel Kaiser personally appeared before me Audrey Morreale, a Notary Public of the State of Florida, to me known, and known by me to be the same person described in and who executed the foregoing instrument in my presence, and acknowledged that she they executed the same, of here own free will and for the purposes set forth.


                                                  /s/Audrey J. Morreale
                                                  ---------------------
                                                  Notary Public

                                                  Audrey J. Morreale
                                                  My Commission # CC616621
                                                  Expires:  February 9, 2001
                                                  Bonded thru Notary Public